   As filed with the Securities and Exchange Commission on January 23, 1997

                                                            Registration No.333-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------


                                  FORM S-8/S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                  --------------------------------------------


                                                       REDWOOD TRUST, INC.
   MARYLAND                             (Exact Name of Registrant as Specified in its charter)               68-0329422
(State or other jurisdiction of                   591 Redwood Highway, Suite 3100                    (I.R.S. Employer I.D. Number)
 incorporation or organization)                         Mill Valley, CA 94941
                                                          (415) 389-7373

(Address, including zip code, and telephone number, including area code, of Principal Executive offices)

                  --------------------------------------------


                              AMENDED AND RESTATED
           1994 EXECUTIVE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)
                  --------------------------------------------


                              George E. Bull, III
               Chairman of the Board and Chief Executive Officer
                              REDWOOD TRUST, INC.
                        591 Redwood Highway, Suite 3100
                             Mill Valley, CA 94941
                                 (415) 389-7373
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

                  --------------------------------------------


                                   Copies to:

            Douglas B. Hansen                     Phillip R. Pollock, Esq.
  President and Chief Financial Officer                 TOBIN & TOBIN
           REDWOOD TRUST, INC.                One Montgomery Street, 15th Floor
     591 Redwood Highway, Suite 3100              San Francisco, CA  94104
         Mill Valley, CA  94941                        (415) 433-1400
             (415) 389-7373


                  --------------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AT ANY TIME AND FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT IN LIGHT OF MARKET CONDITIONS AND OTHER FACTORS.

                  --------------------------------------------



  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

  If delivery of the prospectus is to be made pursuant to Rule 434, please check the following box: / /

                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of securities to be      Amount to be            Proposed maximum offering    Proposed maximum aggregate     Amount of
registered                     registered              price per share(1)           offering price(1)              registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        1,649,486               $36.88                       $60,833,043.68                 $20,976.91
$.01 per share(2)
===================================================================================================================================

   (1) Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices, $37.25 and $36.50, respectively, reported for the Common Stock on the Nasdaq National Market for December 31, 1996.

   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales of control securities and restricted securities of the Registrant which previously have been issued or which shall be issued upon exercise of options granted pursuant to the Redwood Trust, Inc. Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8 and certain items from "Information Not Required in the Prospectus" pursuant to Part II of Form S-3. Pursuant to the Note to Part I of the instructions to Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission.

                                     PART I

                   INFORMATION REQUIRED IN REOFFER PROSPECTUS


                  SUBJECT TO COMPLETION DATED JANUARY 23, 1997

                        1,649,486 SHARES OF COMMON STOCK

                                       RWT

                               REDWOOD TRUST, INC.


     Redwood Trust, Inc. ("Redwood Trust" or the "Company") has adopted an Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the "Stock Option Plan" or the "Plan") which provides for the grant of qualified incentive stock options ("ISOs") which meet the requirements of section 422 of the Code, stock options not so qualified ("NQSQs"), dividend equivalent rights ("DERs"), deferred stock, restricted stock, performance shares, stock appreciation and limited stock awards ("Awards"). Options and Awards under the Stock Option Plan are made exclusively in shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). On March 8, 1996, the Company's Board of Directors adopted, subject to approval of the stockholders, amendments to the Stock Option Plan which would provide for an increase in the maximum aggregate number of shares of the Company's Common Stock available for grant under the Stock Option Plan and certain other changes. Such amendments were approved at the Annual Meeting of Stockholders on June 14, 1996 and became effective on such date. On December 13, 1996, certain additional non-material changes to the Plan were approved by the Board of Directors and became effective on that date. On January 22, 1997, the Board of Directors approved amended and restated resolutions authorizing the issuance of the Common Stock under the Plan.

     This Prospectus relates to 1,649,486 shares (the "Shares") of the Company's Common Stock, which may be sold from time to time by the selling stockholders named herein (the "Selling Stockholders"), which Shares which have been issued or are issuable to the Selling Stockholders pursuant to options (the "Options") granted pursuant to stock option agreements between the Company and the Selling Stockholders. The Company has received or will receive various amounts ranging from approximately $0.10 to $36.875 for each Share issued upon the exercise of the Options. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company; all selling and other expenses incurred by the Selling Stockholders in connection with the sale of the Shares will be borne by the Selling Stockholders. The Company is not aware of any underwriting arrangements with respect to the sale of any of the Shares by the Selling Stockholders.

     The Shares may be offered by or for the account of the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest, from time to time, on the Nasdaq National Market ("Nasdaq") or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The transactions may be effected by selling the Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of the Shares (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring Shares from a Selling Stockholder may sell such Shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, or through a combination of such methods. See "Selling Stockholders" and "Plan of Distribution."

                                                        (CONTINUED ON NEXT PAGE)

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      FOR INFORMATION CONCERNING THE COMPANY'S CURRENT FINANCIAL CONDITION
          AND OTHER IMPORTANT FACTORS, SEE "AVAILABLE INFORMATION" AND
              "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."


                The date of this Prospectus is January ___, 1997

(CONTINUED FROM PREVIOUS PAGE)

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE DESCRIBED ON THE COVER PAGE OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY STATE OR OTHER JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER, UNDER ANY CIRCUMSTANCES, SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY BETWEEN THE DATE HEREOF AND THE DATE OF ANY SUCH SALE.

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock, Stock Purchase Warrants and Class B 9.74% Cumulative Convertible Preferred Stock (the "Class B Preferred Stock") of the Company are currently quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. In addition, holders of the Common Stock and Class B Preferred Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. The Company files information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web Site is <http://www.sec.gov>.

     Copies of the Registration Statement on Form S-8/S-3, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), of which this Prospectus forms a part, is on file at the offices of the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares offered by this Prospectus. This Prospectus omits certain of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Shares offered hereby. Statements contained in this Prospectus as to the contents of any exhibit, contract or other document referred to are not necessarily complete, and in each instance each statement is qualified in all respects by reference made to a copy of such exhibit, contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC and incorporated by reference herein or otherwise filed with the Commission. The Company currently furnishes its stockholders with annual reports containing financial statements audited by its independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) The Company's Current Report on Form 8-K filed on January 7, 1997 (Reg. No. 000-26436);

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended (Reg. No. 0-26436), filed July 17, 1996, under the Exchange Act; and

     (e) The registration statement for the Company's Dividend Reinvestment and Stock Purchase Plan on Form S-3, filed December 17, 1996 (Reg. No. 333-18061).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that such Shares have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated herein by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to Vickie L. Rath, Vice-President, Treasurer and Controller, Redwood Trust, Inc., 591
Redwood Highway, Suite 3100, Mill Valley, California 94941, telephone (415) 389-7373.

                                   THE COMPANY

     The Company is a real estate investment trust which specializes in acquiring and managing real estate mortgage loans. Such loans are originated by others to the Company's specifications or to specifications approved by the Company. The Company has acquired mortgage loans secured by single-family real estate properties throughout the United States, with a special emphasis on properties located in the State of California, and may in the future acquire mortgage loans secured by multifamily and commercial real estate properties. The Company's mortgage loans may be acquired as whole loans or as mortgage securities evidencing interests in pools of mortgage loans. The Company's principal business objective is to generate net income for distribution to stockholders. The Company has elected to be subject to tax as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and will generally not be subject to tax on its Federal income to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. The Company was incorporated in the State of Maryland on April 11, 1994, commenced operations on August 19, 1994 and is self-advised and self-managed. The Company's principal executive office is located at 591 Redwood Highway, Suite 3100, Mill Valley, California 94941.

     Additional information regarding the Company, including the audited financial statements of the Company and descriptions of the Company's currently outstanding Common Stock, Stock Purchase Warrants and Class B Preferred Stock, is contained in the documents incorporated by reference herein. See "Incorporation of Certain Information by Reference," above.


                                 USE OF PROCEEDS

     The Company will not realize any proceeds from the sale of Shares which may be sold under this Prospectus for the respective accounts of each of the Selling Stockholders. The Company, however, will derive proceeds from exercise of the Options. Such proceeds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the Options will be exercised.


                              SELLING STOCKHOLDERS

     As of December 31, 1996, options for up to 1,649,486 shares of Common Stock were authorized to be issued under the Stock Option Plan, options to acquire 421,625 shares were issued and outstanding under such Plan and options to acquire 89,166 shares had previously been exercised, leaving 1,138,695 shares available for the grant of additional options, Awards or DERs. The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split or similar transaction, the Compensation Committee shall appropriately adjust the number of shares of Common Stock subject to outstanding options, Awards and DERs and the total number of shares for which options, Awards or DERs may be granted under the Plan.

     The following table identifies, as of December 31, 1996, (a) the name of each Selling Stockholder and the nature of any position, office or other material relationship which each such Selling Stockholder has had with the Company or any of its affiliates within the last three (3) years; (b) the total number of shares beneficially owned by each Selling Stockholder; (c) the number of shares of Common Stock offered for each such Selling Stockholder's account; and (e) the number of shares of Common Stock and the percentage beneficially owned by each such Selling Stockholder after completion of the offering, assuming all Shares offered pursuant to this Prospectus are sold.

                                                                                                         Shares to be Beneficially
                                                                   Shares of Common                        Owned upon Completion
                                                                  Stock Beneficially        Shares           of Offering(1)(3)
                                    Relationship                     Owned as of           Offered       -------------------------
  Selling Stockholder                to Company                  December 31, 1996(1)      Hereby(2)      Number           Percent
  -------------------                ----------                  --------------------      ---------      ------           -------

George E. Bull III              Chairman of the                        229,386(4)           126,514       102,872              *
                                Board, Chief Executive
                                Officer and Director
                                (Principal Executive
                                Officer)

Douglas B. Hansen               President, Chief                       200,920(5)           126,513        74,407              *
                                Financial Officer and
                                Director (Principal
                                Financial Officer)

Frederick H. Borden             Vice President of the                  166,483(6)           107,587        58,896              *
                                Board, Secretary and
                                Director

Dan A. Emmett                   Director                                17,288(7)            10,618         6,670              *

Thomas F. Farb                  Director                                10,618(8)            10,618             0              *

Nello Gonfiantini               Director                                30,730(9)            10,618        20,112              *

Charles J. Toeniskoetter        Director                                12,338(10)           10,618         1,720              *

Vickie L. Rath                  Vice President,                         50,609(11)           46,609         4,000              *
                                Treasurer and
                                Controller (Principal
                                Accounting Officer)

----------------------------

*        Less than one percent.

(1) Assuming full exercise of Warrants and full exercise of stock options granted to December 31, 1996, whether or not vested, including DERs accrued through such date.

(2) Indicates all shares of Common Stock previously acquired by the Selling Stockholder under the Plan or issuable to the Selling Stockholder upon exercise of outstanding options granted under the Plan. Excludes DERs that may accrue on unexercised options in future periods.

(3) Assumes that all options are exercised and all shares offered hereby are sold, that no additional shares will be acquired and that no shares other than those offered hereby will be sold.

(4) Includes 97,662 shares of Common Stock currently outstanding held of record by the Bull Trust, 15,310 shares of Common Stock issuable upon the exercise of Warrants held of record by the Bull Trust, 2,500 shares of Common Stock currently outstanding held of record by Mr. Bull's children, 500 shares of Common Stock issuable upon the exercise of Warrants held of record by Mr. Bull's children and 101,792 shares of Common Stock issuable upon the exercise of stock options including DERs.

(5) Includes 101,791 shares of Common Stock issuable upon the exercise of stock options including DERs.

(6) Includes 130 shares of Common Stock currently outstanding held of record by Mr. Borden's children, 130 shares of Common Stock issuable upon the exercise of Warrants held of record by Mr. Borden's children and 82,865 shares of Common Stock issuable upon the exercise of stock options including DERs.

(7) Includes 9,368 shares of Common Stock issuable upon the exercise of stock options including DERs.

(8) Includes 9,368 shares of Common Stock issuable upon the exercise of stock options including DERs.

(9) Includes 9,368 shares of Common Stock issuable upon the exercise of stock options including DERs.

(10) Includes 660 shares and 9,368 shares of Common Stock issuable upon the exercise of Warrants and stock options including DERs, respectively. Also includes 400 shares which Mr. Toeniskoetter has voting and investment power in the TBI Construction Profit Sharing Trust.

(11) Includes 38,609 shares of Common Stock issuable upon the exercise of stock options including DERs.

         The number, if any, and terms of options, DERs or Awards which may be granted in the remainder of 1997 and in future periods is not presently determinable as the Compensation Committee has sole discretion to determine the number, if any, and terms of such options, DERs or Awards.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a general summary of certain Federal income tax considerations to the Company and to holders of the Securities. It is based on existing Federal income tax law, which is subject to change, possibly retroactively. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SECURITIES, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS. FOR A FULLER DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS, SEE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995.

GENERAL

         The Company has elected to become subject to tax as a REIT, for Federal income tax purposes, commencing with the taxable year ending December 31, 1994. The Board of Directors of the Company currently expects that the Company will continue to operate in a manner that will permit the Company to maintain its qualifications as a REIT for the taxable year ending December 31, 1996, and in each taxable year thereafter. This treatment will permit the Company to deduct dividend distributions to its stockholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders.

         In the opinion of Giancarlo & Gnazzo, A Professional Corporation, special tax counsel to the Company ("Special Tax Counsel"), the Company has been organized and operated in a manner which qualifies it as a REIT under the Code since the commencing of its operations on August 19, 1994 through September 30, 1996, the date of the Company's last unaudited financials received by Special Tax Counsel, and the Company's current and contemplated methods of operation, as represented by the Company, will enable it to continue to so qualify. This opinion is based on various assumptions relating to the organization and operation of the Company to date and in the future and is conditioned upon certain representations made by the Company as to certain factual matters. The continued qualification and taxation of the Company as a REIT will depend upon the Company's ability to meet, on a continuing basis, distribution levels and diversity of stock ownership, and various other qualification tests imposed by the Code. This opinion is based on the law existing and in effect on the date hereof which is subject to change, possibly retroactively.

         There can be no assurance that the Company will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Company. If the Company were not to qualify as a REIT in any particular year, it would be subject to Federal income tax as a regular domestic corporation, and its stockholders would be subject to potentially substantial income tax liability in respect of each taxable year that it fails to qualify as a REIT. In addition, the amount of earnings and cash available for distribution to its stockholders could be significantly reduced or eliminated.

TAXATION OF THE COMPANY

         In any year in which the Company qualifies as a REIT, the Company will generally not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to its stockholders. The Company will, however, be subject to Federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain and may also be subject to tax in certain other circumstances.

         If the Company fails to qualify as a REIT in any taxable year and certain relief provisions of the Code do not apply, the Company would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at the regular corporate income tax rates. Distributions to stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company, nor would they generally be required to be made under the Code. Further, unless entitled to relief under certain other provisions of the Code, the Company would also be disqualified from re-electing REIT status for the four taxable years following the year during which it became disqualified.

TAXATION OF SECURITIES HOLDERS

         COMMON STOCK GENERALLY

         Distributions (including constructive distributions) made to holders of Common Stock, other than tax-exempt entities, will generally be subject to tax as ordinary income to the extent of the Company's current and accumulated earnings and profits as determined for Federal income tax purposes. If the amount distributed exceeds a stockholder's allocable share of such earnings and profits, the excess will be treated as a return of capital to the extent of the stockholder's adjusted basis in its shares, which will not be subject to tax, and thereafter as a taxable gain from the sale or exchange of a capital asset.

         Distributions designated by the Company as capital gain dividends will generally be subject to tax as long-term capital gain to stockholders, to the extent that the distribution does not exceed the Company's actual net capital gain for the taxable year. Distributions by the Company, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction. In the event that the Company realizes a loss for the taxable year, stockholders will not be permitted to deduct any share of that loss. Further, if the Company (or a portion of its assets) were to be treated as a taxable mortgage pool, any "excess inclusion income" that is allocated to a stockholder would not be allowed to be offset by a net operating loss of such stockholder. Future Treasury Department regulations may require that the stockholders take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

         Dividends declared during the last quarter of a taxable year and actually paid during January of the following taxable year are generally treated as if received by the stockholder on the record date of the dividend payment and not on the date actually received. In addition, the Company may elect to treat certain other dividends distributed after the close of the taxable year as having been paid during such taxable year, but stockholders still will be treated as having received such dividend in the taxable year in which the distribution is made.

         Upon a sale or other disposition of Common Stock, a stockholder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the stockholder's adjusted basis in such stock, which gain or loss will be long-term if the stock has been held for more than one year. Any loss on the sale or exchange of shares held by a stockholder for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends received by such stockholder. If Common Stock is sold after a record date but before a payment date for declared dividends on such stock, a stockholder will nonetheless be required to include such dividend in income in accordance with the rules above for distributions, whether or not such dividend is required to be paid over to the purchaser.

         The Company also maintains a Dividend Reinvestment and Stock Purchase Plan (the "DRP"). DRP Participants will generally be treated as having received a dividend distribution equal to the fair market value on the Investment Date (as defined in the DRP) of the Plan Shares that are purchased with the Participant's reinvested dividends and/or optional cash payments, plus the brokerage commissions, if any, allocable to the purchase of such shares, and participants will have a tax basis in the shares equal to such value. DRP Participants may not, however, receive any cash with which to pay the resulting tax liability. Shares received pursuant to the DRP will have a holding period beginning on the day after their purchase by the Plan Administrator. For more detailed tax disclosure information regarding this topic, see the DRP which is available upon request to the Company.

         The Company is required under Treasury Department regulations to demand annual written statements from the record holders of designated percentages of its Capital Stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information it has received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

         TAXATION OF TAX-EXEMPT ENTITIES

         The Company does not expect to incur excess inclusion income (within the meaning of Section 860E(c) of the Code) and therefore does not prohibit tax-exempt entities or "disqualified organizations" from investing in its Securities. In general, a tax-exempt entity that is a holder of the Company's Securities will not be subject to tax on distribution.

         The Company does not intend to issue debt obligations with different maturities secured by a single pool of Mortgage Assets and does not expect to create or acquire taxable mortgage pools that can generate excess inclusion income. In addition, the Company does not intend to create or acquire REMIC residual interests that can generate excess inclusion income.

         FOREIGN INVESTORS

         In general, foreign investors will be subject to special withholding tax requirements on income and capital gains distributions attributable to their ownership of the Company's Securities subject to possible reduction pursuant to an applicable income tax treaty.


                                 ERISA INVESTORS

         Because the Shares will qualify as a "publicly offered security," employee benefit plans and Individual Retirement Accounts may purchase Shares and treat such Shares, and not the Company's assets, as plan assets. Fiduciaries of ERISA plans should consider (i) whether an investment in the Shares offered hereby satisfies ERISA diversification requirements, (ii) whether the investment is in accordance with the ERISA plans' governing instruments and (iii) whether the investment is prudent.



                              PLAN OF DISTRIBUTION

         The sales of Shares by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, may be effected, from time to time, by offerings to or through underwriters or directly to other purchasers or through agents in one or more transactions on the Nasdaq National Market or other applicable securities exchange on which the Shares may be listed at the time of sale, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The transactions may be effected by selling Shares to or through such broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Stockholders, their pledgees, donees, transferees or other successors in interest, and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting compensation under the Securities Act.

         Any broker-dealer acquiring shares from a Selling Stockholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the Nasdaq National Market or other applicable securities exchange, at prices related to such prevailing market prices, at negotiated prices or a combination of both methods.

         The Company has advised the Selling Stockholders that anti-manipulative Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act may apply to their sales in the market, has furnished the Selling Stockholders with a copy of these Rules and has informed the Selling Stockholders of the possible need for them to deliver copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in the transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase Shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon the Company's being notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of Shares involved, the price at which such Shares were sold by the Selling Stockholder, the commissions paid or discounts or concessions allowed by the Selling Stockholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

         Any Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurances that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

         All expenses of the registration of the Shares will be paid by the Company.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby and certain legal matters will be passed on for the Company by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed on by Giancarlo & Gnazzo, A Professional Corporation, San Francisco, California. Tobin & Tobin and Giancarlo & Gnazzo, A Professional Corporation, will rely as to all matters of Maryland law upon Piper & Marbury L.L.P., Baltimore, Maryland.


                                     EXPERTS

         The Balance Sheets as of December 31, 1994 and 1995 and the Statements of Operations, Stockholders' Equity and Cash Flows for the period from August 19, 1994 (Commencement of Operations) to December 31, 1994 and for the year ended December 31, 1995 incorporated by reference in this Prospectus have been included therein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities, nor shall any sales of the Securities be made pursuant to this Prospectus, in any circumstances in which such offer or solicitation or sale is unlawful.




TABLE OF CONTENTS

                                                                              Page
                                                                              ----
Available Information.........................................................  3
Incorporation of Certain Information by Reference.............................  3
The Company...................................................................  4
Use of Proceeds...............................................................  4
Selling Stockholders..........................................................  4
Certain Federal Income Tax Considerations.....................................  6
ERISA Investors...............................................................  8
Plan of Distribution..........................................................  8
Legal Matters.................................................................  9
Experts.......................................................................  9

                                1,649,486 Shares

                                  Common Stock



                                       RWT

                               REDWOOD TRUST, INC.





                                  -------------

                                   PROSPECTUS
                                  -------------






                                January __, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3 (FORM S-8).  INCORPORATION OF DOCUMENTS BY REFERENCE

         There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) The Company's Current Report on Form 8-K filed on January 7, 1997 (Reg. No. 000-26436);

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended (Reg. No. 0-26436), filed July 17, 1996, under the Exchange Act; and

         (e) The registration statement for the Company's Dividend Reinvestment and Stock Purchase Plan on Form S-3, filed December 17, 1996 (Reg. No. 333-18061).


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus included in this registration statement and prior to the filing of a post effective amendment indicating that the shares covered by the registration statement have been sold, or deregistering all of the shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference into the Prospectus and to be a part thereof from the date of filing of such documents.

ITEM 4 (FORM S-8).  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5 (FORM S-8).  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                           Section 2-418 of the Corporations and Associations
                  Article of the Annotated Code of Maryland provides that a Maryland corporation may indemnify any director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

                           The law also provides for comparable indemnification
                  for corporate officers and agents.

                           The Registrant's Charter provides that its directors
                  and officers shall, and its agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

                           The Maryland General Corporation Law (the "Maryland
                  GCL") permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or
                  (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

ITEM 7 (FORM S-8).  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8 (FORM S-8) AND ITEM 16 (FORM S-3).  EXHIBITS

         3.3.1* Amended and Restated Bylaws of the Registrant, amended December 13, 1996.

         5.1 Opinion of Tobin & Tobin, a professional corporation, as to legality (including consent of such firm)

         5.2 Opinion of Piper & Marbury L.L.P. as to legality (including consent of such firm)

         8.1 Opinion of Giancarlo & Gnazzo, A Professional Corporation, as to certain tax matters (including consent of such firm)

         10.14.2 Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan

         23.1     Consent of Tobin & Tobin (included in Exhibit 5.1)

         23.2     Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)

         23.3 Consent of Giancarlo & Gnazzo, A Professional Corporation (included in Exhibit 8.1)

         23.4     Consent of Coopers & Lybrand L.L.P., independent accountants.

         24.1     Power of Attorney (included in signature page)
-------------
* Incorporated by reference to the correspondingly numbered exhibit to the current report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 7, 1997 (Reg. No. 000-26436).

ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3).  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs a(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities begin registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on January 23, 1997.

                          REDWOOD TRUST, INC.

                          By:   /s/ George E. Bull, III
                             --------------------------------------------------
                             George E. Bull, III
                             (Chairman of the Board and Chief Executive Officer)

                                POWER OF ATTORNEY

         WE, THE UNDERSIGNED DIRECTORS AND OFFICERS OF REDWOOD TRUST, INC., DO HEREBY CONSTITUTE AND APPOINT GEORGE E. BULL III, DOUGLAS B. HANSEN, FREDERICK
H. BORDEN AND VICKIE L. RATH OUR TRUE AND LAWFUL ATTORNEYS AND AGENTS, TO DO ANY AND ALL ACTS AND THINGS IN OUR NAME AND BEHALF IN OUR CAPACITIES AS DIRECTORS, OFFICERS AND TO EXECUTE ANY AND ALL INSTRUMENTS FOR US AND IN OUR NAMES IN THE CAPACITIES INDICATED BELOW, WHICH SAID ATTORNEYS AND AGENTS MAY DEEM NECESSARY OR ADVISABLE TO ENABLE SAID CORPORATION TO COMPLY WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY RULES, REGULATIONS AND REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, IN CONNECTION WITH THIS REGISTRATION STATEMENT, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, POWER AND AUTHORITY TO SIGN FOR US OR ANY OF US IN OUR NAMES AND IN THE CAPACITIES INDICATED BELOW, ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) HEREOF; AND WE DO HEREBY RATIFY AND CONFIRM ALL THAT THE SAID ATTORNEYS AND AGENTS SHALL DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS FORM S-8 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


Signature                                                 Position                                Date
---------                                                 --------                                ----

   /s/ George E. Bull, III                         Chairman of the Board, Chief              January 23, 1997
--------------------------------
George E. Bull, III                                Executive Officer and Director
                                                   (Principal Executive Officer)

   /s/ Douglas B. Hansen                           President, Chief Financial Officer        January 23, 1997
--------------------------------
Douglas B. Hansen                                  and Director
                                                   (Principal Financial Officer)


   /s/ Frederick H. Borden                         Vice Chairman of the Board,                January 23, 1997
--------------------------------
Frederick H. Borden                                Secretary and Director

   /s/ Vickie L. Rath                              Vice President, Treasurer and              January 23, 1997
--------------------------------
Vickie L. Rath                                     Controller (Principal Accounting
                                                   Officer)

   /s/ Dan A. Emmett                               Director                                   January 23, 1997
--------------------------------
Dan A. Emmett

   /s/ Thomas F. Farb                              Director                                   January 23, 1997
--------------------------------
Thomas F. Farb

   /s/ Nello Gonfiantini                           Director                                   January 23, 1997
--------------------------------
Nello Gonfiantini

   /s/ Charles J. Toeniskoetter                    Director                                   January 23, 1997
--------------------------------
Charles J. Toeniskoetter

                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION OF DOCUMENT                                PAGE NO.
-----------    -----------------------                                --------
3.3.1*         Amended and Restated Bylaws of the Registrant,
               amended December 13, 1996 . . . . . . . . . . . . .

5.1            Opinion of Tobin & Tobin, a professional
               corporation, as to legality (including consent of
               such firm)  . . . . . . . . . . . . . . . . . . . .

5.2            Opinion of Piper & Marbury L.L.P. as to legality
               (including consent of such firm)  . . . . . . . . .

8.1            Opinion of Giancarlo & Gnazzo, A Professional
               Corporation, as to certain tax matters (including
               consent of such firm) . . . . . . . . . . . . . . .

10.14.2        Amended and Restated 1994 Executive and Non-
               Employee Director Stock Option Plan . . . . . . . .

23.1           Consent of Tobin & Tobin (included in Exhibit 5.1)

23.2           Consent of Piper & Marbury L.L.P. (included in
               Exhibit 5.2)  . . . . . . . . . . . . . . . . . . .

23.3           Consent of Giancarlo & Gnazzo, A Professional
               Corporation (included in Exhibit 8.1) . . . . . . .

23.4           Consent of Coopers & Lybrand L.L.P.,
               independent accountants . . . . . . . . . . . . . .

24.1           Power of Attorney (included in signature page). . .
---------

* Incorporated by reference to the correspondingly numbered exhibit to the current report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 7, 1997 (Reg. No. 000-26436).